Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of The Advisory Board Company (the “Company”) of our reports dated January 2, 2015 relating to the financial statements of Royall & Company Holding, Inc. and Royall Acquisition Co., which appear in the Company’s Current Report on Form 8-K/A dated January 9, 2015. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Richmond, Virginia

January 20, 2014